UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2025
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GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On October 31, 2025, GoodRx Holdings, Inc. (the “Company”) and Trevor Bezdek, the Company’s Co-Chairman of
the Board of Directors (the “Board”), mutually agreed to end Mr. Bezdek’s employment and executive officer service with the
Company and its subsidiaries upon the expiration of his employment agreement on November 1, 2025. Mr. Bezdek will continue to serve as a Co-Chairman of the Board as a non-employee director.
Compensation of Mr. Bezdek
Following his termination of employment, as a non-employee director, Mr. Bezdek will be eligible to receive the standard compensation received by non-employee directors under the Company’s second amended and restated Non-
Employee Director Compensation Program (the “A&R Director Compensation Program”) and will be permitted to participate in the Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Under the A&R Director
Compensation Program, Mr. Bezdek will be eligible to receive (i) an annual cash retainer of $30,000 for his service on the
Board (pro-rated based on his service as a non-employee director during the 2025 fiscal year), (ii) an additional annual cash retainer of $10,000 for his service as the member of the Nominating and Corporate Governance Committee (pro-rated based on his service during the 2025 fiscal year) (iii) an additional annual cash retainer of $75,000 for his service as Co-
Chair of the Board (pro-rated based on his service during the 2025 fiscal year and to which Scott Wagner will also be entitled) and (iv) if serving on the Board as of the date of the annual meeting of the Company’s stockholders for a given calendar year, an annual award of restricted stock units (“RSUs”) with a value of $230,000 granted on such annual meeting date. Additionally, in connection with Mr. Bezdek’s transition to a non-employee director, the Board, based on the recommendation of its Compensation Committee, granted Mr. Bezdek (a) a one-time initial award of RSUs with a value of
$420,000, which will vest as to one-third of the shares underlying the grant on each of the first three anniversaries of the grant date, subject to continued service through the applicable vesting date; and (b) an award of RSUs with a value of
$134,219, which will vest in full on the earlier of (i) June 3, 2026 and (ii) the date of the 2026 Annual Meeting of
Stockholders, subject to continued service through the applicable vesting date. These awards were granted effective on
November 2, 2025, and the number of RSUs underlying each award was determined by dividing the applicable award value by the average closing price for the Company’s Class A common stock over the 30 calendar days preceding the grant dates.
Pursuant to the Deferred Compensation Plan, Mr. Bezdek will be permitted to defer (i) all or a portion of his annual cash retainers (including any cash retainers for service on a committee) earned under the A&R Director Compensation
Program and (ii) the settlement of any of his RSU awards granted under the A&R Director Compensation Program beyond the applicable vesting period in accordance with the terms and conditions set forth in the Deferred Compensation Plan.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	November 3, 2025	By:	/s/ Christopher McGinnis
Name: Christopher McGinnis Title: Chief Financial Officer & Treasurer